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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 24, 1999, relating to the financial statements and financial statement schedule appearing in Marketing Services Group, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference in such Registration Statement of our reports dated March 12, 1999 and July 22, 1999, relating to the financial statements of Stevens-Knox & Associates, Inc. and Affiliates and CMG Direct Corporation, respectively, which appear in Marketing Services Group, Inc.'s Current Reports on Form 8-K/A filed on April 6, 1999 and July 29, 1999, respectively. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP

New York, New York
October 28, 1999